EXHIBIT 10.13
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(f) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(f) HEREOF.
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Warrant To Purchase Common Stock

Warrant No.: E-1	Number of Shares: 61,273,835
Date of Issuance: September 26, 2007
Brookside Technology Holdings Corp., a Florida corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hilco Financial, LLC, a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant (if required by Section 2(f)), at any time or times on or after the date hereof, but not after 11:59 P.M. New York City time on the Expiration Date (as defined in Section 1(b) below) sixty-one million two hundred seventy-three thousand eight hundred thirty-five (61,273,835) fully paid nonassessable shares of Common Stock (as defined in Section 1(b) below) of the Company (the “Warrant Shares”) at the Warrant Exercise Price (as defined in Section 1(b) below); provided, however, that in no event shall the Holder be entitled or required to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by the Holder and its affiliates, subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-Q or Form 10-KSB or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written (including e-mail) notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including this Warrant, if any, by the Holder and its affiliates, since the date as of which such number of outstanding shares of Common Stock was reported.
     Section 1.
          (a) Credit Agreement. This Warrant was issued in connection with that certain Credit Agreement, dated as of even date herewith, among the Company and Hilco Financial, LLC (as such agreement may be amended from time to time as provided in such agreement, the “Credit Agreement”) or issued in exchange or substitution therefor or replacement thereof. Each capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
          (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:
               (i) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
               (ii) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.
               (iii) “Delivery Date” means the date of receipt by the Company of a Put Notice.
               (iv) “Expiration Date” means the date that is five (5) years after the Warrant Date (as defined in Section 13) or, if such date does not fall on a Business Day, then the next Business Day.
               (v) “Fair Market Value” means the fair market value of the Company’s entire equity, on a fully-diluted basis, determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person’s holdings of such security, any minority interest or any voting rights thereof or lack thereof, plus (to the extent not otherwise taken into consideration in the determination of fair market value of the Company’s entire common equity) the aggregate amount of cash or property payable or to be surrendered to the Company upon exercise or conversion of Options and Convertible Securities, and the principal amount of any debt constituting Convertible Securities, which are then exercisable and “in-the-money.” The Company and the Holder will use reasonable efforts to determine Fair Market Value, but if such parties are unable to agree on Fair Market Value within ten (10) days after meeting for the purpose of determining the Fair Market Value, the Company and the Holder shall, within ten (10) days after such initial 10-day period, mutually select an appraiser to make a determination of the Fair Market Value (who shall make such determination within thirty (30) days after selection); provided that if the parties are unable to agree upon the selection of an appraiser within such 10-day period, the Fair Market Value shall be determined as follows: the Company and the Holder, shall, within five (5) days after their failure to agree upon the selection of an appraiser, each select their own appraiser to determine the “Fair Market Value.” Each such appraiser shall make a determination of the “Fair Market Value” within thirty (30) days after the date of selection. If the “Fair Market Value” as determined by one appraiser is within ten percent (10%) of the “Fair Market Value” determined by the other appraiser, then the Fair Market Value shall be the average of the “Fair Market Values” determined by the two appraisers. If the “Fair Market Value” determined by one appraiser is not within ten percent (10%) of the “Fair Market Value” of the other appraiser, then such two appraisers shall promptly select a third appraiser, which appraiser shall make a determination of the “Fair Market Value” as promptly as possible but, in any event, within seventy-five (75) days after the Delivery Date, and the Fair Market Value shall be the median of the “Fair Market Values” determined by the three appraisers. The determination of the Fair Market Value pursuant to the preceding sentences shall be final and binding upon the Company and the Holder of Underlying Warrant Stock. All fees and expenses of the appraisers determining the Fair Market Value of the Company shall be borne by the Company.
               (vi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.
               (vii) “Principal Market” means, with respect to the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.
               (viii) “Put Price” shall equal, with respect to each share of Underlying Warrant Stock, the quotient obtained by dividing (i) the Fair Market Value of the Company as of the Delivery Date by (ii) the sum of the total number of shares of Common Stock outstanding as of the Delivery Date plus the number of shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities as of the Delivery Date, in each case only to the extent such Options and Convertible Securities are exercisable and “in-the-money” on the Delivery Date. The expenses of determining the Put Price shall be borne by the Company.

               (ix) “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of even date herewith, between the Company and Hilco Financial, LLC, as such agreement may be amended, restated or modified and in effect from time to time.
               (x) “Securities Act” means the Securities Act of 1933, as amended.
               (xi) “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.
               (xii) “Underlying Warrant Stock” means (i) the shares of Common Stock issued or issuable upon exercise of this Warrant assuming this Warrant were exercised in full immediately prior to the date of the consummation of the Change in Control, without giving effect to any limitations on exercise hereof and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
               (xiii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof pursuant to the terms of this Warrant.
               (xiv) “Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $0.1370, subject to adjustment as hereinafter provided.
               (xv) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

     Section 2. Exercise of Warrant.
          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. New York City time on the Expiration Date by (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds (or by check if the Company has not provided the Holder with wire transfer instructions for such payment) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) if required by Section 2(f) or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10); provided, that if such Warrant Shares are to be issued in any name other than that of the registered Holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), on the second (2nd) Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and if required by Section 2(f) (or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder), this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10) (the “Exercise Delivery Documents”), (A) provided that the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive shares through DTC, the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) the Company shall issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Upon the later of the date of delivery of (x) the Exercise Notice and (y) the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the Holder shall be deemed for all purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Weighted Average Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days after receipt of the Holder’s Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Warrant

Exercise Price, the Weighted Average Price or arithmetic calculation of the number of Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Weighted Average Price to an independent, reputable investment banking firm agreed to by the Company and the Holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside public accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than three (3) Business Days after the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent error.
          (b) If this Warrant is submitted for exercise, as may be required by Section 2(f), and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).
          (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).
          (d) If the Company shall fail for any reason or for no reason (x) to issue and deliver to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the Holder is entitled or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (y) to issue and deliver to the Holder on the Warrant Delivery Date a new Warrant for the number of shares of Common Stock to which the Holder is entitled pursuant to Section 2(b) hereof, if any, then the Company shall, in addition to any other remedies under this Warrant or the Credit Agreement or otherwise available to the Holder, pay as additional damages in cash to the Holder on each day after such third (3rd) Business Day that such shares of Common Stock are not issued and delivered to the Holder, in the case of clause (x) above, or such third (3rd) Business Day that such Warrant is not delivered, in the case of clause (y) above, an amount equal to the sum of (i) 0.5% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Warrant Share Delivery Date and (B) the Weighted Average Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, and (ii) if the Company has failed to deliver a Warrant to the Holder on or prior to the Warrant Delivery Date, 0.5% of the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date, and (y) the Weighted Average Price of the Common Stock on the Warrant Delivery Date; provided that in no event shall cash damages accrue pursuant to this Section 2(d) during the period, if any, in which any Warrant Shares are the subject of a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(a). Alternatively, subject to the dispute resolution provisions of Section 2(a), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Credit Agreement), 110% of the amount that (A) the Holder’s total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by the Holder of the shares of Common Stock to which the Holder is entitled but has not received upon an exercise, exceeds (B) the net proceeds received by the Holder from the sale of the shares of Common Stock to which the Holder is entitled but has not received upon such exercise.
     (e) Notwithstanding anything contained herein to the contrary, the Holder may at any time prior to the Expiration Date, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):
     Net Number = (A x B) — (A x C)
                                            B
          For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised;
B= the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the date of the delivery of the Exercise Notice; and
C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
          (f) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the

Holder a new Warrant of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof. Each Warrant shall bear the following legend:
ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(f) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(f) HEREOF.
     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:
          (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
          (b) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of payment therefor from the Holder (including pursuant to a Cashless Exercise, as applicable), be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.
          (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 150% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.
          (d) If, and so long as, any shares of Common Stock shall be listed on any securities exchange or quoted on the OTC Bulletin Board or other quotation system or trading market, the shares of Common Stock issuable upon exercise of this Warrant shall be so listed or quoted; and the Company shall so list (or cause to be quoted) on such exchange, quotation system or market, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such securities exchange, or quotation system or market.
          (e) The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above $0.001 per share, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.
     Section 4. Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     Section 5. Warrant Holder Not Deemed a Shareholder. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose (other than to the extent that the Holder is deemed to be a beneficial holder of shares under applicable securities laws after taking into account the limitation set forth in the first paragraph of this Warrant), nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Shares that the Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (except to the extent set forth in an Exercise Notice) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
     Section 6. Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, the Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Each delivery of an Exercise Notice, other than in connection with a Cashless Exercise, shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6, unless contemporaneous with the delivery of such Exercise Notice the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to the Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.
     Section 7. Ownership and Transfer.
          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
          (b) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial Holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.
     Section 8. Adjustment of Warrant Exercise Price and Number of Warrant Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:
          (a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Warrant Date (as defined in Section 13), the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company), for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price pursuant to the immediately preceding sentence, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.
          (b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above (which, for the avoidance of doubt, the Company expressly agrees shall mean, at any date after the Warrant Date, for all purposes of this Section 8, including for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the Applicable Price), the following shall be applicable:
               (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.
               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Rate of Conversion. If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.
          (c) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b) above (which, for the avoidance of doubt, the Company expressly agrees shall mean, at least as of any date after the Warrant Date, for all purposes of this Section 8, including for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the Applicable Price), the following shall be applicable:
               (i) Calculation of Consideration Received. In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greatest of (I) $0.01, (II) the specific aggregate consideration, if any, allocated to such Options, and (III) the Black-Scholes Value (as defined below) of such Options (the greatest of (I), (II) and (III), the “Option Consideration”) and, for purposes of applying the provisions of this Section 8, the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per each such share of Common Stock and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the Option Consideration. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent error, and the fees and expenses of such appraiser shall be borne by the Company.
               (ii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
               (iii) Black-Scholes Value. The “Black-Scholes Value” of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the “option striking price” being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the “Valuation Date”), (ii) the “interest rate” being equal to the Federal Reserve US H.15 T Note Treasury Constant Maturity 1 Year rate on the Valuation Date (as reported by Bloomberg through its “ALLX H15T” function (accessed by typing “ALLX H15T” [GO] on a Bloomberg terminal, and inserting the date of the Valuation Date and then looking at the row entitled “Treas Const Mat 1 Year” under the column entitled “Previous Value”)), or if such rate is not available then such other similar rate as mutually agreed to by the Company and the Holder, (iii) the “time until option expiration” being the time from the Valuation Date until the expiration date of such Option, (iv) the “current stock price” being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the “volatility” being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg “HVT” screen), and (vi) the “dividend rate” being equal to zero. Within three (3) Business Days after the Valuation Date, each of the Company and the Holder shall deliver to the other a written calculation of its determination of the Black-Scholes Value of the Options. If the Holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within five (5) Business Days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the Holder) within seven (7) Business Days of the Valuation Date. The Company shall cause such investment banking firm to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days after the Valuation Date. Such investment banking firm’s calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent error. The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.
          (d) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
               (i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s board of directors) applicable to one share of Common Stock, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and
               (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the Holder shall receive an additional warrant, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable for the amount of the assets that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).
          (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.
          (g) Notices.
               (i) As soon as reasonably practicable, but in no event later than two (2) Business Days, upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided, however, that neither the timing of giving any such notice nor any failure by the Company to give such a notice shall effect any such adjustment or the effective date thereof.
               (ii) The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
               (iii) The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
     Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale. (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
          (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the Holder) to deliver to the Holder in exchange for such Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrant (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder, without regard to any limitation on exercise thereof) to ensure that the

Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).
     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking in customary form (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
          If to the Company:
Brookside Technology Holdings Corp.
7703 North Lamar Blvd, Suite 500
Austin, TX 78752
Facsimile: (813) 854-1045
Attention: Michael Nole
          With copy to:
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, Florida
Facsimile: (813) 229-1660
Attention: Julio Esquivel, Esq.
If to the initial Holder of this Warrant, to it at the address and facsimile number set forth on the Credit Agreement, with copies to the Holder’s representatives as set forth in the Credit Agreement, or, in the case of the Holder or any other Person named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 12. Date. The date of this Warrant is September 26, 2007 (the “Warrant Date”). This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York City time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.
     Section 13. Put Arrangement.
          (a) Notwithstanding anything to the contrary contained herein and without limiting any of the Holder’s rights and remedies hereunder and under the Credit Agreement and the Registration Rights Agreement, at any time after the earliest to occur of a (a) the occurrence of an Event of Default and (b) a Change of Control (each, a “Trigger Event”), the Holder will have the right to cause the Company to purchase (the “Put”) all (but not less than all) of the Underlying Warrant Stock then in existence and held by the Holder at the Put Price by delivering a written notice (the “Put Notice”) to the Company.
          (b) Upon the delivery of any Put Notice, the Company will be obligated to purchase all of the Underlying Warrant Stock (the shares representing the Underlying Warrant Stock being referred to as the “Put Shares”) at a mutually agreeable time and place, which will in no event be later than ninety (90) days after the receipt by the Company of the Put Notice (the “Put Closing”).
          (c) At any Put Closing, the Holder of Underlying Warrant Stock shall deliver to the Company certificates representing the Put Shares and/or the Warrant held by such holder, as applicable, and the Company shall deliver to such holder, by cashier’s or certified check or wire transfer of immediately available funds payable to such holder, an amount equal to the product of (x) the Put Price multiplied by (y) the number of Put Shares.
          (d) If the Company fails to satisfy its obligations pursuant to the Put, the Holder of the Underlying Warrant Stock may pursue any and all rights and remedies at law or in equity.
          (e) Notwithstanding the foregoing provisions of this Section 13, this subsection (e) shall apply in the event of a Change of Control. The Company shall give the Holder at least ten (10) days prior written notice of any transaction that results in a Change of Control (a “Change of Control Transaction”). If the Holder delivers a Put Notice at least five (5) days prior to such Change of Control Transaction, the Put Closing shall be held on the same date as the closing of the Change of Control Transaction and, at the election of the Holder, the Fair Market Value of the Company for purposes of calculating the Put Price shall be the product of (A) the highest price per share of Common Stock paid (whether directly or indirectly by way of a purchase of assets of the Company) by an independent third-party in such Change of Control Transaction and (B) the sum of the total number of shares of Common Stock outstanding as of the closing of the Change of Control Transaction plus the number of shares of Common Stock issuable upon exercise or conversion of any Options or Convertible Securities as of the closing of the Change of Control Transaction, in each case to the extent such Options and Convertible Securities are exercisable and “in the money” as of (including as a result of), or are otherwise being cashed out in connection with, the closing of the Change of Control Transaction and in each case calculated as of the closing of the Change of Control Transaction. For purposes of this paragraph, “price per share paid” means all cash and other property, if any, payable to any holder of Common Stock or their Affiliates in connection with such transaction, and includes all amounts payable over time, all contingent payments, all fees and all other amounts. The Holder may deliver the Company all of the Warrant (rather than shares of Warrant Shares) held by the Holder in satisfaction of the sale of the Holder’s Underlying Warrant Stock hereunder, in which event the Put Price will be reduced by the Exercise Price of the Warrant(s) so delivered.
     Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
     Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     Section 16. Rules of Construction. Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) each accounting term not otherwise defined in this Warrant has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Warrant shall be by way of example rather than limitation.
     Section 17. Information Rights. The Company covenants and agrees that Sections 6.1(a), (b) and (c) of the Credit Agreement are incorporated by reference mutatis mutandis with the same force and effect as if such covenant were set forth in full herein, whether or not the commitments to lend are terminated under the Credit Agreement and the Credit Agreement is thereby discharged and terminated, with the effect and result that the Company will deliver each and all of the financial statements, reports, certificates and other information referred to in said Sections 6.1(a), (b) and (c) as and to the extent therein provided. The Company further agrees, upon the request of the Holder, to provide any qualified institutional buyer designated by the Holder, such financial and other information as the Holder may reasonably determine to be necessary in order to permit compliance with the informational requirements of Rule 144A under the Securities Act of 1933, as amended in connection with the resale of Warrants if, at the time of request, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 17, the term

“qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.
     Section 18. No Effect Upon Lending Relationship. Anything herein contained to the contrary notwithstanding, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Hilco Financial, LLC, any of its affiliates, or its successors and transferees, or any other lender in their respective capacities as lenders to the Company or any of its Subsidiaries (each, a “Subject Person”) pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money. Without limiting the generality of the foregoing, no Subject Person, in exercising its rights as a lender, shall have any duty to consider (i) its status as a direct or indirect shareholder or other equityholder of the Company, (ii) the interests of the Company or any of its subsidiaries, or (iii) any duty it may have to any other direct or indirect shareholder or other equityholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of September ___, 2007.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A TO WARRANT
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
     The undersigned holder hereby exercises the right to purchase ____________________ of the shares of Common Stock (“Warrant Shares”) of BROOKSIDE TECHNOLOGY HOLDINGS CORP., a Florida corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Warrant Exercise Price. The holder intends that payment of the Warrant Exercise Price shall be made as:

_______	a “Cash Exercise” with respect to Warrant Shares; and/or

_______	a “Cashless Exercise” with respect to Warrant Shares (to the extent permitted by the terms of the Warrant).
     2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver                      Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:
     Issue to:
     Facsimile  Number:

     DTC  Participant Number and Name (if electronic book entry transfer):

     Account  Number (if electronic book entry transfer):

Date: _______________ __, ______

Name of Registered Holder
By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs American Registrar & Transfer Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________, 200_ from the Company and acknowledged and agreed to by American Registrar & Transfer Co.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
Name:
Title:

EXHIBIT B TO WARRANT
FORM OF WARRANT POWER
     FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ______________, Federal Identification No. ___________, a warrant to purchase ____________ shares of the capital stock of Brookside Technology Holdings Corp., a Florida corporation, represented by warrant certificate no. ______, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint _______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.
Dated: _________, 200_

Name:
Title: